Exhibit 10(c)
AMENDMENT NUMBER SIX
TO THE
HARRIS CORPORATION RETIREMENT PLAN

WHEREAS, Harris Corporation, a Delaware corporation (the “Corporation”), heretofore has adopted and maintains the Harris Corporation Retirement Plan, as amended and restated effective January 1, 2016 (the “Plan”);
WHEREAS, pursuant to Section 17.1 of the Plan, the Management Development and Compensation Committee of the Corporation’s Board of Directors (the “Compensation Committee”) has the authority to amend the Plan;
WHEREAS, pursuant to Section 13.3 of the Plan, the Compensation Committee has delegated to the Employee Benefits Committee of the Corporation (the “Employee Benefits Committee”) the authority to adopt non-material amendments to the Plan;
WHEREAS, the Corporation has entered into a Sale Agreement with Speedcast International Limited (“Speedcast”) dated as of November 1, 2016 pursuant to which the Corporation is selling the Harris CapRock Communications business to Speedcast (such agreement, as it may be amended from time to time, the “Sale Agreement”);
WHEREAS, as a result of such sale, the employees of Harris CapRock Communications, Inc. and Maritime Communication Services, Inc., or subsidiaries thereof, will cease to be employed by an entity participating in the Plan (such employees, collectively, the “Transferred U.S. Employees”);
WHEREAS, the Sale Agreement provides that effective as of the “Initial Closing Date” (for all purposes of this Amendment, as such term is defined in the Sale Agreement), each Transferred U.S. Employee shall become fully vested in his or her account balance in the Plan; and
WHEREAS, the Employee Benefits Committee desires to amend the Plan to reflect the above-described term of the Sale Agreement and has determined that such amendment is non-material.
NOW, THEREFORE, BE IT RESOLVED, that Schedule B of the Plan is hereby amended, contingent upon the occurrence of the “Initial Closing” (as such term is defined in the Sale Agreement) and effective as of the Initial Closing Date, to add a new paragraph at the end thereof as follows:
4.    Divestiture of the Harris CapRock Communications Business

(a) In General. The Company has entered into a Sale Agreement with Speedcast International Limited dated as of November 1, 2016 pursuant to which the Company will sell the Harris CapRock Communications business to Speedcast International Limited (such agreement, as it may be amended from time to time, the “HCC Sale Agreement”).
(b) Vesting. Notwithstanding any other provision in the Plan, effective as of the “Initial Closing Date” (as such term is defined in the HCC Sale Agreement), the “Transferred U.S. Employees” (as such term is defined in the HCC Sale Agreement) shall be 100% vested in their Accounts under the Plan.
APPROVED by the HARRIS CORPORATION EMPLOYEE BENEFITS COMMITTEE on this 16th day of December, 2016.

/s/ Adam Histed
Adam Histed, Chairperson

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